Exhibit 10.1

SECOND AMENDMENT TO

MANAGEMENT AGREEMENT

This Second Amendment to Management Agreement (this “Second Amendment”) is adopted, executed and agreed to as of February 28, 2025, by and among Bluerock Homes Trust, Inc., a Maryland corporation (the “Company”), Bluerock Residential Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), and Bluerock Homes Manager, LLC, a Delaware limited liability company (the “Manager”). Undefined terms used herein shall have the meaning ascribed to them in the Management Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company, the Operating Partnership and the Manager are parties to that certain Management Agreement dated October 5, 2022, as amended by that certain Amendment to Management Agreement dated January 10, 2023 (collectively, the “Management Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which the Manager is entitled to certain fees in exchange for providing to the Company and the Operating Partnership potential investment opportunities and a continuing and suitable investment program consistent with the investment objectives and policies of the Company, and to reimbursement by the Company for certain costs and expenses incurred by the Manager on behalf of the Company.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Section 6(c) of the Agreement is hereby deleted in its entirety and replaced with the following paragraph immediately below:

“(c) The Base Management Fee shall be payable in arrears, in quarterly installments commencing with the quarter in which this Agreement is executed. If applicable, the initial and final installments of the Base Management Fee shall be pro-rated based on the number of days during the initial and final quarters, respectively, that this Agreement is in effect. The Base Management Fee shall be promptly delivered to the Company. The Company will be obligated to pay each quarterly installment of the Base Management Fee calculated for that quarter within five (5) Business Days after delivery to the Company of the written statement of the Manager setting forth the computation of the Base Management Fee for such quarter. Each quarterly installment of the Base Management Fee will be payable in cash, except as may otherwise be specified by written agreement of the Company and the Manager with respect to payment of all or any portion thereof in C-LTIP Units. The number of C-LTIP Units payable as the Base Management Fee to be issued to the Manager (if any) will be calculated in accordance with Section 6(f) in the same manner as the number of C-LTIP Units calculated for the Incentive Fee”

2.        For the avoidance of doubt, the terms and provisions of this Second Amendment shall be applicable to all payments of the Base Management Fee approved by the Board on or after the date first set forth above.

3.        All other provisions of the Management Agreement, as hereby amended, except as superseded by or inconsistent with this Second Amendment, shall continue to be in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment effective as of the date first set forth above.

BLUEROCK HOMES TRUST, INC.,
a Maryland corporation

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: President

BLUEROCK RESIDENTIAL HOLDINGS, LP,
a Delaware limited partnership

By:	Bluerock Homes Trust, Inc.,
its General Partner

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: President

BLUEROCK HOMES MANAGER, LLC,
a Delaware limited liability company

By: Bluerock Real Estate, L.L.C.
its Manager

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: Authorized Signatory

EXHIBIT A

Management Agreement

[SEE ATTACHED]